          AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 24, 2000
                                                      REGISTRATION NO. 333-_____
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                _______________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                _______________

                               STAC SOFTWARE, INC.
             (Exact name of Registrant as specified in its charter)
                                _______________


            Delaware                                            95-3825313
  (State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization)                         Identification Number)

                                _______________

                             12636 High Bluff Drive
                               San Diego, CA 92130
                    (Address of principal executive offices)
                                _______________



                           2000 EQUITY INCENTIVE PLAN

                            (Full title of the plans)
                                _______________



                               John T. Ticer, Jr.
                      President and Chief Executive Officer
                               STAC SOFTWARE, INC.
                             12636 High Bluff Drive
                           San Diego, California 92130
                     (Name and address of agent for service)
                                _______________



                                 (858) 794-4300
          (Telephone number, including area code, of agent for service)


                                   Copies to:
                              Thomas A. Coll, Esq.
                               COOLEY GODWARD LLP
                        4365 Executive Drive, Suite 1100
                               San Diego, CA 92121
                                 (858) 550-6000
                                _______________

                                   CALCULATION OF REGISTRATION FEE
=================================================================================================================

                                                    PROPOSED MAXIMUM        PROPOSED MAXIMUM        AMOUNT OF
     TITLE OF SECURITIES           AMOUNT TO         OFFERING PRICE             AGGREGATE          REGISTRATION
       TO BE REGISTERED          BE REGISTERED        PER SHARE(1)          OFFERING PRICE(1)          FEE
-----------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value   250,000 shares            $5.2031               $1,300,775            $343.40
=================================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and (h)(1). The price per share and the aggregate offering price are calculated on the basis of the average of the high and low sales prices of Registrant's Common Stock on April 17, 2000 as reported on the Nasdaq National Market for shares issuable under the 2000 Equity Incentive Plan.

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission by Stac Software, Inc. (the "Company") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are hereby incorporated by reference in this Registration Statement except as superseded or modified herein:

         1. The Company's Annual Report on Form 10-K for the year ended September 30, 1999.

         2. The Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1999.

         3. Form 8-A and any amendments to such Form 8-A filed under the Exchange Act.

         4. All documents subsequently filed by the Company, pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be apart thereof from the date of filing of such documents.

         Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's Bylaws provide that the Company will indemnify its directors and may indemnify its officers, employees, and other agents to the fullest extent permitted by law. The Company believes that indemnification under its Bylaws covers at least negligence and gross negligence by indemnified parties, and may require the Company to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification.

         In addition, the Company's Certificate of Incorporation provides that to the fullest extent permitted by Delaware law, the Company's directors will not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Company and its stockholders. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as an injunction or other forms of non-monetary relief would remain available under Delaware law. Each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for acts or omissions that the director believes to be contrary to the best interests of the Company or its stockholders, for any transaction from which the director derived an improper personal benefit, for acts or omissions involving a reckless disregard for the director's duty to the Company or its stockholders when the director was aware or should have been aware of a risk of serious injury to the Company or its stockholders, for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Company or its stockholders, for improper transactions between the director and the Company, and for improper distributions to stockholders and loans to directors and officers. This provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

         The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he may be required to pay in actions or proceedings which he is or may be made a party by reason of his position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and the Company's Bylaws.

    The Company maintains insurance policies covering officers and directors under which the insurers agree to pay, subject to certain exclusions, including certain violations of securities laws, for any claim made against the directors and officers of the Company for a wrongful act that they may become legally obligated to pay or for which the Company is required to indemnify the officers or directors. The Company believes that its Certificate of Incorporation and Bylaw provisions, indemnification agreements and such insurance policies are necessary to attract and retain qualified persons as directors and officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

                                  EXHIBIT INDEX

EXHIBIT
NUMBER                     DESCRIPTION OF DOCUMENT
------                     -----------------------

5.1               Opinion of Cooley Godward LLP.
23.1 Consent of PricewaterhouseCoopers LLP, independent accountants.
23.2 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.
24.1              Power of Attorney is contained on the signature page.
99.1              Registrant's 2000 Equity Incentive Option Plan.

ITEM 9.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

                  (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 24th day of April, 2000.

                                      STAC SOFTWARE, INC.


                                      By:  /s/ John T. Ticer, Jr.
                                         ------------------------
                                          John T. Ticer, Jr.
                                          Chief Executive Officer and President


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John T. Ticer and Clifford L. Flowers, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


          SIGNATURES                           TITLE                                DATE
          ----------                           -----                                ----

 /s/ John T. Ticer, Jr.          Chief Executive Officer, President             April 24, 2000
-------------------------------  and Director (PRINCIPAL EXECUTIVE
 (John T. Ticer, Jr.)            OFFICER)

 /s/ Clifford L. Flowers         Vice President of Finance,                     April 24, 2000
-------------------------------  and Chief Financial Officer (PRINCIPAL
 (Clifford L. Flowers)           FINANCIAL OFFICER)

 /s/ Gary W. Clow                Chairman of the Board of Directors             April 24, 2000
-------------------------------
 (Gary W. Clow)


          SIGNATURES                           TITLE                                DATE
          ----------                           -----                                ----


 /s/ Robert W. Johnson           Director                                       April 24, 2000
------------------------------
 (Robert W. Johnson)

 /s/ Antonio Perez               Director                                       April 24, 2000
------------------------------
 (Antonio Perez)

 /s/ Peter D. Schleider          Director                                       April 24, 2000
------------------------------
 (Peter D. Schleider)

 /s/ Corey M. Smith              Director                                       April 24, 2000
------------------------------
 (Corey M. Smith)


                                  EXHIBIT INDEX

EXHIBIT
NUMBER                     DESCRIPTION OF DOCUMENT
------                     -----------------------

5.1               Opinion of Cooley Godward LLP.
23.1 Consent of PricewaterhouseCoopers LLP, independent accountants.
23.2 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.
24.1              Power of Attorney is contained on the signature page.
99.1              Registrant's 2000 Equity Incentive Plan.